Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

VICI Properties Inc.

VICI Properties L.P.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	(1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Equity	Preferred Stock	(1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Other	Stock Purchase Contracts	(1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Equity	Depositary Shares	(1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Other	Warrants	(1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Other	Rights	(1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Other	Units (3)	(1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Debt	Debt Securities of VICI Properties L.P. (4)	(1)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts							(1)

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							(1)

(1)

The Registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the Registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may be sold from time to time by the Registrants.
(3)	Units will be issued only by VICI Properties Inc.
(4)	Debt securities will be issued only by VICI Properties L.P.